UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2025

ALT5 SIGMA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8548 Rozita Lee Avenue, Suite 305 Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 997-5968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.001 per share)	ALTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On November 21, 2025, ALT5 Sigma Corporation (the “Company”) appointed Steven M. Plumb as its Chief Financial Officer and to serve as the Company’s principal financial officer and principal accounting officer, effective November 24, 2025 (the “Effective Date”), which appointment was disclosed in a Current Report on Form 8-K filed by the Company on November 26, 2025 and noted that the Company expected to enter into an employment agreement with Mr. Plumb at a later date.

Mr. Plumb, who is 66 years old, is an experienced Certified Public Accountant. Since 2001, he has served as the owner and president of Clear Financial Solutions, a consulting firm that provides interim Chief Financial Officer services to small public companies. In this capacity he has prepared SEC filings, managed investor relations, raised capital, conducted mergers and acquisitions activities, and developed successful offering memoranda, registration statements, and investor presentations. In that context, Mr. Plumb served as Chief Financial Officer of (i) Driveitaway Holdings, Inc. (OTC:DWAY) since April 2024, (ii) Prophase Labs, Inc. (NASDAQ:PRPH) (from August 2025 until November 2025), (iii) A Game Beverages, Inc. (from September 2023 to November 2024), (iv) Endexx Corp. (OTC:EDXC) (from August 2022 to June 2024), (v) Gaming Technologies, Inc. (OTC:GMGT) (from October 2020 to July 2023), and (vi) Directview Holdings, Inc. (OTC:DIRV) (from January 2020 to March 2023). Mr. Plumb is a former auditor with PricewaterhouseCoopers and KPMG. Mr. Plumb has a Bachelor of Business Administration degree from the University of Texas at Austin, Austin, Texas.

Employment Agreement

On January 21, 2026, the Company entered into an Employment Agreement with Mr. Plumb, effective as of the Effective Date (the “Employment Agreement”).

Pursuant to the terms of Mr. Plumb’s Employment Agreement, Mr. Plumb’s annual base salary is $339,400 (the “Base Salary”). At the discretion of the Board, for each fiscal year of Mr. Plumb’s employment, he will be eligible to receive an annual bonus equal to 50% of his Base Salary (the “Annual Bonus Program”). Mr. Plumb received a signing bonus in the gross amount of $20,000 paid to Clear Financial Solutions (the “Signing Bonus”).

In addition, the Company granted Mr. Plumb 95,337 restricted stock units (the “RSUs”), 50% of which will vest on the first anniversary of the Effective Date and the remaining 50% will vest in equal quarterly installments thereafter over the following year, subject to Mr. Plumb’s continued employment with the Company (the “Sign-on Equity Award”). The RSUs were granted under the Company’s 2024 Equity Incentive Plan (the “Incentive Plan”).

Mr. Plumb is entitled to participate in all employee benefit plans that the Company offers to senior level officers. Mr. Plumb will be entitled to participate in the Incentive Plan, as determined by the Board. In accordance with the Company’s standard employment practices, the Company will reimburse Mr. Plumb for reasonable expenses that he incurs in the performance of his duties.

The term of Mr. Plumb’s employment as the Company’s Chief Financial Officer commenced on the Effective Date and will continue unless or until the Employment Agreement is terminated by the Company for Cause (as defined in the Employment Agreement), terminated by the Company Without Cause (as defined in the Employment Agreement), or terminated by Mr. Plumb with good reason (as defined in the Employment Agreement). If the Employment Agreement is terminated for any reason, including death and disability, Mr. Plumb (or his authorized representative or estate) will be entitled to receive his unpaid Base Salary and unpaid expense reimbursements (the “Accrued Benefits”) within thirty (30) calendar days following Mr. Plumb’s date of termination, or as otherwise required by applicable law. With respect to vested benefits that Mr. Plumb may have under any employee benefit plan of the Company, payment will be made to Mr. Plumb under the terms of the applicable plan. If the Employment Agreement is terminated by the Company without cause or by Mr. Plumb with good reason and Mr. Plumb enters into a general release of claims (the “Release”) in accordance with the Employment Agreement in addition to receiving the unpaid Base Salary for one (1) year following the date of termination (the “Severance Period”), Mr. Plumb will be entitled to receive any unpaid amount of the Annual Bonus Program that has been earned for a completed fiscal year or other measuring period preceding the date of termination, but has not yet been paid to Mr. Plumb, payable in a single lump sum no later than the date that annual bonuses are payable to other participants in the Annual Bonus Program for that fiscal year. If Mr. Plumb’s date of termination occurs at least three (3) full calendar months after the beginning of the Company’s fiscal year, Mr. Plumb will be eligible to receive an annual bonus under the Annual Bonus Program for the fiscal year during which the date of termination occurs, based on individual goals applicable to Mr. Plumb were satisfied in accordance with the Employment Agreement, prorated based on the number of days in the Company’s fiscal year through (and including) the date of termination, which amount will be payable within thirty (30) days of the date of termination. Each outstanding equity award of ownership in the Company granted to Mr. Plumb will be treated as provided in the applicable Company equity plan and award agreement ; provided, however, that, unless the applicable equity plan and award agreement would provide a greater benefit, (x) all outstanding and unvested time-based equity awards of the Company granted to Mr. Plumb will become immediately vested and exercisable (without pro-ration), and (y) all outstanding and unvested performance-based equity awards of the Company granted to Mr. Plumb will vest based on actual Company performance during the entire performance period and without regard to any discretionary adjustments that have the effect of reducing the amount of the payout (other than discretionary adjustments applicable to all senior executives who did not terminate employment), and will be prorated based on the number of days in the applicable performance period through (and including) the date of termination, and will become payable at the same time that the applicable awards are payable to similarly-situated executives who did not terminate employment during that performance period.

There are no arrangements or understandings between Mr. Plumb and any other persons pursuant to which he was appointed as Chief Financial Officer. There are no family relationships between Mr. Plumb and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

A copy of the Employment Agreement is filed hereto as Exhibit 10.129 and is incorporated herein by reference. The foregoing description of the Employment Agreement is subject to, and qualified in its entirety by, the Employment Agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.129	Employment Agreement, dated January 21, 2026, by and between ALT5 Sigma Corporation and Steven M. Plumb.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALT5 SIGMA CORPORATION

Date: January 27, 2026	By:	/s/ Tony Isaac
Tony Isaac
Acting Chief Executive Officer and President